                                           Quarterly Servicer's Certificate
                                  (to be delivered pursuant to Section 4.01(d)(ii) of
                    the Transition Property Servicing Agreement on or before each Remittance Date)
                                          SOUTHERN CALIFORNIA EDISON COMPANY, as Servicer
-------------------------------------------------------------------------------------------------------------------
                CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST SCE-1
-------------------------------------------------------------------------------------------------------------------
Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property
Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer,
the Servicer does hereby certify as follows:

                               Collection Periods: September 2004 through November 2004
                                         Distribution Date: December 27, 2004

         Capitalized terms used in this Quarerly Servicer's Certificate have their respective meanings set forth in the Transition Property Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Quarterly Servicer's Certificate this 14th day of December, 2004.

                                            SOUTHERN CALIFORNIA EDISON COMPANY

                                            By:      /s/ Mary C. Simpson
                                                     -------------------------------
                                                     Mary C. Simpson
                                                     Assistant Treasurer

1.   Distribution of Principal per $1,000 of Original Principal Amount
                                                                                              Principal Payment
                                                                                                Per $1,000 of
                                                                                             Original Principal
                                        Original Principal       Principal Payment                  Amount
                                                (A)                     (B)                   (B / A x 1,000)
-------------------------------------------------------------------------------------------------------------------
a.   Class A-1                      $      246,300,000.00        $             -               $              -
b.   Class A-2                             307,251,868.00                      -                              -
c.   Class A-3                             247,840,798.00                      -                              -
d.   Class A-4                             246,030,125.00                      -                              -
e.   Class A-5                             360,644,658.00                      -                              -
f.   Class A-6                             739,988,148.00             69,384,033.00                 93.76370850
g.   Class A-7                             314,944,403.00                      -                              -

2.   Distribution of interest per $1,000 of Original Principal Amount

                                                                                              Principal Payment
                                                                                                Per $1,000 of
                                                                                             Original Principal
                                        Original Principal       Principal Payment                 Amount
                                                (A)                     (B)                    (B / A x 1,000)
-------------------------------------------------------------------------------------------------------------------
a.   Class A-1                      $      246,300,000.00        $             -               $              -
b.   Class A-2                             307,251,868.00                      -                              -
c.   Class A-3                             247,840,798.00                      -                              -
d.   Class A-4                             246,030,125.00                      -                              -
e.   Class A-5                             360,644,658.00                      -                              -
f.   Class A-6                             739,988,148.00              7,868,767.10                     10.63363936
g.   Class A-7                             314,944,403.00              5,054,857.67                     16.05000001

                                            Quarterly Service's Certificate
                                  (to be delivered pursuant to Section 4.01(d)(ii) of
                    the Transition Property Servicing Agreement on or before each Remittance Date)
                                          SOUTHERN CALIFORNIA EDISON COMPANY, as Servicer
-----------------------------------------------------------------------------------------------------------------------
                   CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                                         SCE-1
-----------------------------------------------------------------------------------------------------------------------
Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property
Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer,
the Servicer does hereby certify as follows:

                               Collection Periods: September 2004 through November 2004
                                         Distribution Date: December 27, 2004

3.   As of this Payment Date
     a.  Required Overcollateralization Level                                                   $      8,620,500.00
     b.  Required Capital Level                                                                       12,215,000.00
     c.  Outstanding principal balance of Series 1997-1 Notes
         i.   prior to giving effect to any payments made on this Payment Date                       808,284,033.00
         ii.  per Expected Amortization Schedule                                                     738,900,000.00

4.   Amounts available for distribution this Payment Date:
     a.  Remittances for September 2004 Collection Period                                       $     29,940,133.33
     b.  Remittances for October 2004 Collection Period                                               26,639,034.09
     c.  Remittances for November 2004 Collection Period                                              22,872,223.56
     d.  Net Earnings on Collection Account                                                              372,033.31
     e.  General Subaccount Balance (sum of a through d above)                                        79,823,424.29
     f.  Reserve Subaccount Balance                                                                   23,002,680.25
     g.  Overcollateralization Subaccount Balance                                                      8,312,625.00
     h.  Capital Subaccount Balance                                                                   12,215,000.00
     i.  Collection account Balance (sum of e through h above)                                       123,353,729.54

5.   Distribution of amounts remitted:
     a.  Note, Delaware, Certificate Trustee Fees                                               $          1,083.33
     b.  Servicing Fees                                                                                  505,177.52
     c.  Quarterly Administration Fees                                                                    25,000.00
     d.  Operating Expenses (up to a maximum of $100,000.00)                                               1,775.00
     e.  Quarterly Interest                                                                           12,923,624.77
     f.  Principal Due and Payable                                                                             -
     g.  Quarterly Principal                                                                          69,384,033.00
     h.  Operating Expenses in excess of those in d above                                                      -
     i.  Deposit to Overcollateralization Subaccount (up to required level)                              307,875.00
     j.  Deposit to Capital Subaccount (up to required level)                                                  -
     k.  Released to the Note Issuer: Net earnings on Collection Account                                       -
     l.  Released to the Note Issuer upon Series retirement:Overcollateralization Subaccount                   -
     m.  Released to the Note Issuer upon Series retirement:Capital Subaccount Balance                         -
     n.  Deposit to Reserve Account                                                                            -
     o.  Released to the Note Issuer upon Series retirement: Collection Account                                -
                                                                                                -------------------
         TOTAL                                                                                  $     83,148,568.62
                                                                                                ===================

6.   For this Payment Date

     a.  Withdrawal, if any, from Reserve Subaccount (including $92,718.32 in net earnings)            3,417,862.65
     b.  Withdrawal, if any, from Overcollateralization Subaccount (including
         $33,112.02 in net earnings)                                                                      33,112.02
     c.  Withdrawal, if any, from Capital Subaccount (including $49,142.81 in net earnings)               49,142.81

                                            QUARTERLY SERVICE'S CERTIFICATE
                                  (to be delivered pursuant to Section 4.01(d)(ii) of
                    the Transition Property Servicing Agreement on or before each Remittance Date)
                                     SOUTHERN CALIFORNIA EDISON COMPANY, as Servicer
-----------------------------------------------------------------------------------------------------------------------
                CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST SCE-1
-----------------------------------------------------------------------------------------------------------------------
Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property
Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer,
the Servicer does hereby certify as follows:
-----------------------------------------------------------------------------------------------------------------------

                               Collection Periods: September 2004 through November 2004
                                         Distribution Date: December 27, 2004

7.   For this Payment Date
     a.  Current Payment Date                                 December 25, 2004
     b.  Prior Payment Date*                                  September 25, 2004
     c.  30/360 Days in Interest Accrual Period (a-b)         90

8.   Interest due and payable as of this Payment Date

                                Principal Amount
                              (before giving effect                                 Interest Due
                                to any payments)         Note Interest Rate        for this Period        Interest Paid
                                       (A)                       (B)                (AxBx7c/360)           this Period
--------------------------------------------------------------------------------------------------------------------

     a.  Class A-1               $              -                5.98%           $           -       $             -
     b.  Class A-2                              -                6.14%                       -                     -
     c.  Class A-3                              -                6.17%                       -                     -
     d.  Class A-4                              -                6.22%                       -                     -
     e.  Class A-5                              -                6.28%                       -                     -
     f.  Class A-6                    493,339,630.00             6.38%               7,868,767.10          7,868,767.10
     g.  Class A-7                    314,944,403.00             6.42%               5,054,857.67          5,054,857.67

9.   Principal amount as of this Payment Date
                                                                                                      Difference Between
                                                                                                     Outstanding Principal
                              Principal Amount                                 Principal Amount        Amount and Amount
                            (before giving effect                           (after giving effect to    Shown on Expected
                              to any payments)         Principal Payment         any payments)           Amortization
                                     (A)                      (B)                   (A - B)                Schedule
--------------------------------------------------------------------------------------------------------------------

     a.  Class A-1               $              -      $           -            $             -          $      -
     b.  Class A-2                              -                  -                          -                 -
     c.  Class A-3                              -                  -                          -                 -
     d.  Class A-4                              -                  -                          -                 -
     e.  Class A-5                              -                  -                          -                 -
     f.  Class A-6                    493,339,630.00      69,384,033.00             423,955,597.00              -
     g.  Class A-7                    314,944,403.00                                314,944,403.00              -
                                                                                    --------------
                                                                           Total   $738,900,000.00
                                                                                   ---------------
     Projected outstanding balance of Series 1997-1                                $738,900,000.00

10.  Ending balance this Payment Date:

     a.  Reserve Subaccount                                 $19,677,535.92
     b.  Overcollateralization Subaccount                     8,620,500.00
     c.  Capital Subaccount                                  12,215,000.00

* or Series Issuance Date in the case of the first payment date.